                                                                                                                         EXHIBIT 5.4
-----------------------------------------------------------------------------------------------------------------------------------
                                                OFFICE OF THE UNITED STATES TRUSTEE
-----------------------------------------------------------------------------------------------------------------------------------
IN RE:                                                    )                      DEBTOR IN POSSESSION OPERATING REPORT
                                                          )                      -------------------------------------
          Wahlco Engineered Products, Inc.                )   REPORT NUMBER  4                       Page 1 of 3
                                                          )                  FOR THE PERIOD FROM:     1-Mar-00
                                                DEBTOR    )                                   TO:    31-Mar-00
                                                          )------------------------------------------------------------------------
---------------------------------------------------------
CHAPTER 11 CASE NO. SA99-22775-JR                         )
---------------------------------------------------------
1.  Profit and Loss Statement
A.  Related to Business Operations:
       Gross Sales
                                                                     ---------------
       Less Sales Returns and Discounts
                                                                     ---------------
          Net Sales
       Less:  Cost of Goods Sold
          Beginning Inventory at Cost
                                                                     ---------------
          Add:  Purchases
                                                                     ---------------
          Less:  Ending Inventory at Cost
                                                                     ---------------
            Cost of Goods Sold
       Gross Profit
                                                                                                             ---------------
       Other Operating Revenue (Specify)
                                                                                                             ---------------
Less:  Operating Expenses                                                                SEE ATTACHED
       Officer Compensation
                                                                     ---------------
       Salaries & Wages - Other Employees
                                                                     ---------------
          Total Salaries & Wages
                                                                                         ---------------
       Employee Benefits
                                                                                         ---------------
       Payroll Taxes
                                                                     ---------------
       Real Estate Taxes
                                                                     ---------------
       Federal and State Income Taxes
                                                                     ---------------
          Total Taxes
                                                                                         ---------------
       Rent and Lease Exp. (Real and Personal Property)
                                                                     ---------------
       Interest Expense (Mortgage, Loan, etc.)
                                                                     ---------------
       Insurance
                                                                     ---------------
       Automobile Expense
                                                                     ---------------
       Utilities (Gas, Electric, Water, Telephone, etc.)
                                                                     ---------------
       Depreciation and Amortization
                                                                     ---------------
       Repairs and Maintenance
                                                                     ---------------
       Advertising
                                                                     ---------------
       Supplies, Office Expenses, Photocopies, etc.
                                                                     ---------------
       Bad Debts
                                                                     ---------------
       Miscellaneous Operating Expenses (Specify)
                                                                     ---------------
          Total Operating Expenses
                                                                                         ---------------
       Net Gain/(Loss) from Business Operations
                                                                                                             ---------------
B.  Not Related to Business Operations
    Income:
       Interest Income
                                                                                         ---------------
       Other Non-Operating Revenues (Specify)
                                                                                         ---------------
       Gross Proceeds on Sale of Assets
                                                                     ---------------
       Less:  Original Cost of Assets plus Expenses of Sale
                                                                     ---------------
          Net Gain/(Loss) on Sale of Assets
                                                                                         ---------------
       Total Non-Operating Income
                                                                                                             ---------------
    Expenses Not Related to Business Operations:
       Legal and Professional Fees
                                                                                         ---------------
       Other Non-Operating Revenues (Specify)
                                                                                         ---------------
          Total Non-Operating Expenses
                                                                                                             ---------------
    NET INCOME /(LOSS) FOR PERIOD
                                                                                                             ===============
-----------------------------------------------------------------------------------------------------------------------------------
Revised April 1989                                          OPERATING REPORT                                                  UST-4
-----------------------------------------------------------------------------------------------------------------------------------

Wahlco Engineered Products, Inc.
Income Statement


                                               03/01/00 to
Revenue                                          3/31/00
                                              ------------
Fabric expansion joint                           17,540.00
Metal expansion joint                            58,941.00
Dampers                                         165,042.00
Field service                                    34,163.10
Spare parts                                      54,908.00
Diverter-Gas Turbine Group                       53,752.58
Skid mounted assemblies                         142,953.00
Other                                            40,453.00
                                              ------------
Total trade sales                               567,752.68

Revenue recognized percent
  complete contract                             459,232.61

Intercompany-Wahlco Air Syst.                            -
Intercompany-Thermatrix                           3,785.98
                                              ------------
Total intercompany sales                          3,785.98

Total sales                                   1,030,771.27


Cost of goods sold
Fabric expansion joint                            8,663.82
Metal expansion joint                            51,963.84
Dampers                                         112,727.35
Field service                                    19,153.53
Spare parts                                      42,526.36
Dampers gas turbine                                      -
TMXI products                                     3,785.98
Wahlco Air products                                      -
Diverter Gas Turbine                             27,602.21
Skid mounted assembly                           116,698.97
Other                                            41,542.32
                                              ------------
                                                424,664.38

Percent complete contracts                      411,355.45
                                              ------------
Gross Profit                                    194,751.44

Other direct costs
Unabsorbed factory overhead                     (17,021.69)
Unabsorbed engineering                            7,281.23
Unabsorbed field service                          5,231.00

Unabsorbed project management                    10,549.90
Safety department                                 4,040.41
Purchasing department                            11,729.51
Freight-out                                       3,620.45
Freight-in                                        5,642.61
Inventory adjustment                              3,913.19
Job purchases-non item-master                      (308.05)
                                              ------------
Total other direct costs                         34,678.56

Adjusted gross profit                           160,072.88

Selling, general & administrative expenses
Administrative expense                           39,620.88
Sales expense                                    47,841.31
Sales commission                                 19,128.34
                                              ------------
Total S,G&A                                     106,590.53

Operating income                                 53,482.35

Other (income)/expense
Interest income                                          -
Interest expense - WES                                   -
Depreciation expense                             14,136.82
Other income/expense                                     -
                                              ------------
Total other income/expense                       14,136.82

Net income/(loss) - note 1                       39,345.53


Note 1 - This statement has not been adjusted to reflect the appropriate allocation of corporate expenses and restructuring charges.

Due to the 1999 financial results not being finalized by our independent auditors the above data is subject to change.

--------------------------------------------------------------------------------
                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
--------------------------------------------------------------------------------
      Wahlco Engineered Products, Inc., Debtor      Case No. SA99-22775JR

                                                                     Page 2 of 3

2. Aging of Accounts Payable and Receivable (exclude pre-petition debt from accounts payable):

                                      -----------------------------------------
                                      Accounts Payable *    Accounts Receivable
                                      -----------------------------------------
Current         Under 30 days            $ 85,031.37          $  442,902.69
Overdue         31 - 60 days               59,849.87             419,321.01
Overdue         61 - 90 days                       -                 380.00
Overdue         91 - 120 days                      -             190,545.92
Overdue         121 + days                         -             252,815.00
Total                                    $144,881.24          $1,305,964.62
                                      -----------------------------------------

     * We are researching the pre/post petition status of certain accounts payable which resolution may result in a change to the above data

3.  Statement of Status of Payments to Secured Creditors and Lessors:

---------------------------------------------------------------------------------------------------------
                          Frequency of                                             Post-Petition
                          Payments per        Amount of                            Payments Not Made
Creditor/Lessor          Lease/Contract      Each Payment    Next Payment Due     Number      Amount
---------------------------------------------------------------------------------------------------------
Wexford Management                         Payments have been suspended due to Chapter 11 filing
AscomHalfler                 Quarterly         $ 90.00            5/19/00                -      $     -
Caterpillar Fin Svc          Monthly            431.00            4/15/00                -            -
Conseco                      Monthly            224.50            4/28/00                2       449.00
Conseco                      Monthly            398.00            4/29/00                2       796.00
Great American Leasing       Monthly             63.69            4/12/00                -            -
Conseco                      Monthly            470.92             4/8/00                -            -
---------------------------------------------------------------------------------------------------------

4.  Tax Liability:

              Gross Payroll Expense For Period                 251,827.87

              Gross Sales for Period Subject to Sales Tax               -


                                                ----------------------------------------------------------------------
                                                                                                   Post Petition Taxes
                                                      Date Paid                   Amount Paid *       Still Owing
                                                ----------------------------------------------------------------------
Federal Payroll and Withholding Taxes           Various (see below **)            $ 76,295.18          $     -
State Payroll and Withholding Taxes             Various (see below **)              22,373.71                -
State Sales and Use Tax                               3/10/00                          133.79           124.85
Real Property Taxes                                 3/10, 3/23                      38,666.45                -
                                                ----------------------------------------------------------------------


        * Attach photocopies of depository receipts from taxing authority or financial institution to verify that such deposits or payments have been made.

        ** State and federal payroll/withholding taxes are paid by a payroll service provider. At the end of the month we accrue for payroll which has not yet been paid. This accrual is included as part of the above gross payroll expense total. We do not show any post petition taxes still owing on these accruals as the taxes will not be due until the payroll is actually paid. This accrued payroll was dated and paid on 4/5/00.

5.  Insurance Coverage

                                     -----------------------------------------------------------------------------------------------
                                             Carrier/                      Amount of               Policy               Premium Paid
                                              Agent                        Coverage                Exp. Date             Thru Date
                                     -----------------------------------------------------------------------------------------------
Worker's Compensation
Liability                             See attached for Insurance Coverage
Fire and Extended Coverage
Property
Theft
Life (Beneficiary:________________)
Vehicle
Other
                                     -----------------------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
                  DEBTOR IN POSSESSION OPERATING REPORT NO. 4
--------------------------------------------------------------------------------
     Wahlco Engineered Products, Inc., Debtor        Case No. SA99-22775JR

                                                                     Page 3 of 3

6.  Questions:

    A. Has the Trustee provided to any officers, directors, shareholders, or other principals compensation without the approval of the Office of the United States Trustee?
         _____ :  Yes   Explain:
                                  ______________________________________________
         __X__ :  No

    B. Has the Trustee, subsequent to the filing of the petition made any payments on its pre-petition unsecured debt, except as have been authorized by the Court?
         _____ :  Yes   Explain:
         __X__ :  No


7.  Statement of Unpaid Professional Fees (Post-Petition Only):

              ---------------------------------------------------------
                                              Type        Post-Petition
              Name of Professional        Professional    Unpaid Total
              ---------------------------------------------------------

              See the Thermatrix Inc. report for detail

              ---------------------------------------------------------


8. Narrative Report of Significant Events And Events Out Of The Ordinary Course Of Business:










9. Quarterly Fees: (This Fee must be paid to the United States Trustee every calendar quarter)


------------------------------------------------------------------------------------------------------
                   Quarterly
  Quarterly      Disbursements    Quarterly                                              Quarterly
Period Ending    for Quarter         Fee      Date Paid    Amount Paid    Check No.    Fee Still Owing
------------------------------------------------------------------------------------------------------
   3/31/00       $2,299,270.00    $7,500.00                                               $7,500.00

------------------------------------------------------------------------------------------------------


I, Daniel Tedone, President, declare under penalty of perjury that the information contained in the above Debtor in Possession Operating Report, which is subject to further review and verification, is true and complete to the best of my knowledge.

Dated: 4/17/00                    Signed: /s/ Daniel S. Tedone
       -------                            --------------------